UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Bimini Capital Management, Inc. (the “Company”) held on June 14, 2023 (the “Annual Meeting”), the stockholders voted on the following matters: (i) the election of one Class II director, (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, (iii) the approval, by a non-binding vote, of the Company’s executive compensation, and (iv) the recommendation, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers. As of April 19, 2023, the record date for the Annual Meeting, there were 10,051,826 shares of common stock outstanding and entitled to vote.  The full results of the matters voted on at the annual meeting of stockholders are set forth below:

Proposal 1— Election of Class III Director. Based on the results presented below, Mr. Robert E. Cauley was elected to our Board to serve until the 2026 annual meeting of the Company’s stockholders or until his successor is elected and qualified:

Nominee for Director	For	Against	Abstain	Broker Non-Votes
Robert E. Cauley	4,377,607	864,208	338	2,468,068
___________
*              Pursuant to Maryland law and the voting requirements contained in Article I, Section 1.5 of the Company’s Amended and Restated Bylaws, broker non-votes and abstentions are not counted as votes cast on Proposal 1 and have no effect on the voting results on such proposal.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal was ratified upon the following vote:

For	Against	Abstain	Broker Non-Votes
7,460,937	244,834	4,450	*
___________
*              No broker non-votes arose in connection with Proposal 2 due to the fact that the matter was considered “routine” under New York Stock Exchange rules.

Proposal 3 — Advisory Vote on Named Executive Officer Compensation. This advisory vote was approved upon the following vote.:

For	Against	Abstain	Broker Non-Votes
3,992,572	1,239,265	10,316	2,468,068

Proposal 4 — Frequency of Future Advisory Votes on Executive Compensation. The stockholders recommended, on an advisory basis, that future votes on named executive officer compensation be conducted once every three years upon the following vote:

1 Year	2 Years	3 Years	Abstain
2,251,606	12,060	2,974,923	3,564

In view of these voting results and in accordance with the stockholders’ recommendation, the Board of Directors has determined that an advisory vote on named executive officer compensation will be submitted to stockholders once every three years until the next required advisory vote on the frequency of future advisory votes on named executive officer compensation.

Caution About Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon the Company’s present expectations, but the Company cannot assure you that actual results will not vary from the expectations contained in the forward-looking statements. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company's Form 10-K for the year ended December 31, 2022.  All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01.   EXHIBITS.

(d)         Exhibits

Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2023		BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer